                                                                     EXHIBIT 4.2

                  THE EXECUTIVE NONQUALIFIED EXCESS PLAN (SM)
                               ADOPTION AGREEMENT

                    FOR PLANS EFFECTIVE AFTER OCTOBER 3, 2004

            THIS AGREEMENT is made the 4th day of February, 2005 by KIRKLAND'S, INC. (the "Employer"), having its principal office at 805 N. PARKWAY, JACKSON, TN 38305 and EXECUTIVE BENEFIT SERVICES, INC. (the "Provider"), having its principal office at 4140 ParkLake Avenue, Suite 500, Raleigh, North Carolina 27612.

                                   WITNESSETH:

            WHEREAS, the Provider has established The Executive Nonqualified Excess Plan (SM) (the "Plan"); and

            WHEREAS, the Employer desires to adopt the Plan as an unfunded, nonqualified deferred compensation plan; and

            WHEREAS, the Employer has been advised by the Provider to obtain legal and tax advice from its professional advisors before adopting the Plan, and that the Provider disclaims all liability for the legal and tax consequences which result from the elections made by the Employer in this Adoption Agreement;

            NOW, THEREFORE, the Employer hereby adopts the Plan in accordance with the terms and conditions set forth in this Adoption Agreement:

                                    ARTICLE I

            Terms used in this Adoption Agreement shall have the same meaning as in the Plan, unless some other meaning is expressly herein set forth. The Employer hereby represents and warrants that the Plan has been adopted by the Employer upon proper authorization and the Employer hereby elects to adopt the Plan for the benefit of its Participants as referred to in the Plan. By the execution of this Adoption Agreement, the Employer hereby agrees to be bound by the terms of the Plan.

            This Adoption Agreement may only be used in connection with The Executive Nonqualified Excess Plan (SM). The Provider will inform the Employer of any amendments to the Plan or of the discontinuance or abandonment of the Plan. For questions concerning the Plan, the Employer may call the Provider at
(919) 833-1042

                                    (C) 10/2004 EXECUTIVE BENEFIT SERVICES, INC.

                                   ARTICLE II

The Employer hereby makes the following designations or elections for the purpose of the Plan:

2.6 COMMITTEE: The duties of the Committee set forth in the Plan shall be satisfied by:

      [XX] (a) The administrative committee of at least three individuals appointed by the Board to serve at the pleasure of the Board.

      [  ]  (b) Employer.

      [  ]  (c) Other (specify): _______________________________________.

2.7   COMPENSATION: The "Compensation" of a Participant shall mean all of a
      Participant's:

      [XX]  (a) Base salary.

      [XX]  (b) Service Bonus.

      [ ] (c) Performance-Based Compensation earned in a period of 12 months or more.

      [  ]   (d) Commissions.

      [  ]   (e) Compensation received as an Independent Contractor reportable on Form 1099.

      [  ]   (f) Other:  ______________________________________________.

2.8 CREDITING DATE: The Deferred Compensation Account of a Participant shall be credited with the amount of any Salary Deferral Credits to such account at the time designated below:

      [  ] (a) The last business day of each Plan Year.

      [  ] (b) The last business day of each calendar quarter during the Plan
               Year.

      [  ] (c) The last business day of each month during the Plan Year.

      [  ] (d) The last business day of each payroll period during the Plan
               Year.

      [  ] (e) Each pay day as reported by the Employer.

      [XX] (f) Any business day on which Salary Deferral Credits are received by the Provider.

      [  ]  (g) Other: ______________________________________________.

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2.12     EFFECTIVE DATE:

         [XX] (a) This is a newly-established Plan, and the Effective Date of the Plan is MARCH 1, 2005.

         [  ] (b) This is an amendment and restatement of a plan named
                  __________________ with an effective date of ________________.

                  The Effective Date of this amended and restated Plan is
                  ___________.

                  This is amendment number _____.

2.18 NORMAL RETIREMENT AGE: The Normal Retirement Age of a Participant shall be:

         [XX] (a) Age 65.

         [ ] (b) The later of age ____ or the ______ anniversary of the participation commencement date. The participation commencement date is the first day of the first Plan Year in which the Participant commenced participation in the Plan.

         [XX] (c) Other: THE COMPLETION OF 10 YEARS OF SERVICE & ATTAINMENT
                  OF AGE 55.

2.20 PARTICIPATING EMPLOYER(s): As of the Effective Date, the following Participating Employer(s) are parties to the Plan:

Name of Employer                              Address                       Telephone No.             EIN
----------------                              -------                       -------------             ---
  Kirkland's, Inc.                         805 North Parkway
                                           Jackson, TN 38305               (731) 668-2444          62-1287151

Kirkland's Stores, Inc.                    805 North Parkway               (731) 668-2444          62-1804982
                                           Jackson, TN 38305

2.22 PLAN: The name of the Plan as applied to the Employer is: THE EXECUTIVE NONQUALIFIED EXCESS PLAN OF KIRKLAND'S INC.

2.23     PLAN ADMINISTRATOR: The Plan Administrator shall be:

         [XX]  (a) Committee.

         [  ] (b) Employer.

         [  ] (c) Other:___________________________________________________.

2.24 PLAN YEAR: The Plan Year shall end each year on the last day of the month of DECEMBER.

2.33     TRUST:

         [XX] (a) The Employer DOES DESIRE to establish a "rabbi" trust for the purpose of setting aside assets of the Employer contributed thereto for the payment of benefits under the Plan.

         [ ] (b) The Employer DOES NOT DESIRE to establish a "rabbi" trust for the purpose of setting aside assets of the Employer contributed thereto for the payment of benefits under the Plan.

         [ ] (c) The Employer desires to establish a "rabbi" trust for the purpose of setting aside assets of the Employer contributed thereto for the payment of benefits under the Plan UPON THE OCCURRENCE OF A CHANGE IN CONTROL.

4.1 SALARY DEFERRAL CREDITS: A Participant may elect to have his Compensation (as selected in Section 2.7 of this Adoption Agreement) deferred within the annual limits below by the following percentage or amount as designated in writing to the Committee:

         [XX]  (a) Base salary:

                             minimum deferral: $__________ or 0%

                             maximum deferral: $__________ or 80%

         [XX]  (b) Service Bonus:

                             minimum deferral: $__________ or 0%
                             maximum deferral: $__________ or 95%

         [  ] (c) Performance-Based Compensation:

                             minimum deferral: $__________ or __________%
                             maximum deferral: $__________ or __________%

         [  ] (d) Other: __________________________________________________.

                             minimum deferral: $__________ or __________%
                             maximum deferral: $__________ or __________%

         [  ] (e) Salary deferral credits not allowed.

4.2 EMPLOYER CREDITS: The Employer will make Employer Credits in the following manner:

         [XX] (a) EMPLOYER MATCHING CREDITS: The Employer may make matching credits to the Deferred Compensation Account of each Participant in an amount determined as follows:

         [  ] (i) An amount determined each Plan Year by the Employer.

         [XX] (ii) Other:  50% OF THE FIRST 6% OF THE PARTICIPANT'S
                           COMPENSATION, WHICH IS ELECTED AS A SALARY DEFERRAL CREDIT AND OFFSET WITH 401(k), NOT TO EXCEED THE TOTAL MATCH ALLOWABLE UNDER THE 401(k).

         [ ] (b) EMPLOYER PROFIT SHARING CREDITS: The Employer may make profit sharing credits to the Deferred Compensation Account of each Active Participant in an amount determined as follows:

                  [  ] (i) An amount determined each Plan Year by the
                           Employer.

                  [  ] (ii) Other:  _________________________________________.

         [  ] (c) Other:____________________________________

         [  ] (d)    Employer Credits not allowed.

5.3 DEATH OF A PARTICIPANT: If the Participant dies while in Service, the Employer shall pay a benefit to the Beneficiary in an amount equal to the vested balance in the Deferred Compensation Account of the Participant determined as of the date payments to the Beneficiary commence, plus:

         [  ] (a) An amount to be determined by the Committee.

         [  ] (b) Other: _______________________________________________.

         [XX] (c) No additional benefits.

5.4   IN-SERVICE WITHDRAWALS: In-service withdrawals may be made from the Plan:

      [XX] (a) Yes, with respect to:

               [  ] Salary Deferral Credits only.
               [  ] Vested Employer Credits only.
               [XX] Salary Deferral and Vested Employer Credits.

               In-service withdrawals may be made in the following manner:

               [XX] Single lump sum payment.
               [XX] Installment payments over no more than 5 years.

      [  ] (b) No in-service withdrawals.

5.5   EDUCATION WITHDRAWALS: Education withdrawals may be made from the Plan:

      [XX] (a) Yes, with respect to:

               [  ] Salary Deferral Credits only.
               [  ] Vested Employer Credits only.
               [XX] Salary Deferral and Vested Employer Credits.

               Education withdrawals may be made in the following manner:

               [XX] Single lump sum payment.
               [XX] Installment payments over no more than 6 years.

      [  ] (b) No education withdrawals.

5.6   CHANGE IN CONTROL: Distributions are permitted upon a Change in Control:

      [XX] (a) Yes.

      [  ] (b) No.

6.1 PAYMENT OPTIONS: Any benefit payable under the Plan upon a Qualifying Distribution Event may be made to the Participant or his Beneficiary (as applicable) in any of the following payment forms, as selected by the Participant in the Salary Deferral Agreement:

      [XX] (a) A lump sum in cash as soon as practicable following the date of the Qualifying Distribution Event.

      [XX] (b) Approximately equal annual installments over a term certain as elected by the Participant upon his entry into the Plan not to exceed 10 years.

      [  ] (c) Other: __________________________________________________.

7. VESTING: An Active Participant shall be fully vested in the Employer Credits made to the Deferred Compensation Account upon first to occur of the following events:

      [  ] (a) Normal Retirement Age

      [XX] (b) Death

      [XX] (c) Disability

      [XX] (d) Change in Control

      [  ] (e) Other: __________________________________________.

      [XX] (f) Satisfaction of the vesting requirement specified below:

          [XX] EMPLOYER MATCHING CREDITS:

               [  ] (i)   Immediate 100% vesting.

               [  ] (ii)  100% vesting after [  ] Years of Service.

               [  ] (iii) 100% vesting at age [  ].

[XX] (iv)     Number of Years              Vested
                 of Service              Percentage
           ----------------------        ----------
           Less than   1                      0 %
                       1                      0 %
                       2                     20 %
                       3                     40 %
                       4                     60 %
                       5                     80 %
                       6                    100 %
                       7                   _____%
                       8                   _____%
                       9                   _____%
                       10 or more          _____%

                    For this purpose, Years of Service of a Participant shall be calculated from the date designated below:

                    [XX] (1)   First Day of Service.

                         (2)   Effective Date of the Plan Participation.

                         (3) Each Crediting Date. Under this option (3), each Employer Credit shall vest based on the Years of Service of a Participant from the Crediting Date on which each Employer Matching Credit is made to his or her Deferred Compensation Account. Notwithstanding the vesting schedule elected above, all Employer Matching Credits to the Deferred Compensation Account shall be 100% vested upon the following event(s): _____________
                               _____________________________________________.

          [  ] EMPLOYER PROFIT SHARING CREDITS:

               [  ] (i)   Immediate 100% vesting.

               [  ] (ii)  100% vesting after [  ] Years of Service.

               [  ] (iii) 100% vesting at age [  ].

[  ] (iv)  Number of Years            Vested
             of Service             Percentage
           ---------------          ----------
     Less than    1                    _____%
                  1                    _____%
                  2                    _____%
                  3                    _____%
                  4                    _____%
                  5                    _____%
                  6                    _____%
                  7                    _____%
                  8                    _____%
                  9                    _____%
                  10 or more           _____%

                    For this purpose, Years of Service of a Participant shall be calculated from the date designated below:

                    [  ] (1)   First Day of Service.

                    [  ] (2)   Effective Date of the Plan Participation.

                    [  ] (3)   Each Crediting Date. Under this option (3), each
                               Employer Credit shall vest based on the Years of
                               Service of a Participant from the Crediting Date
                               on which each Employer Profit Sharing Credit is
                               made to his or her Deferred Compensation Account.
                               Notwithstanding the vesting schedule elected
                               above, all Employer Profit Sharing Credits to the
                               Deferred Compensation Account shall be 100%
                               vested upon the following event(s):
                               _________________________________________________
                               _________________________________________________

          [  ]  OTHER EMPLOYER CREDITS:

               [  ] (i)   Immediate 100% vesting.

               [  ] (ii)  100% vesting after [  ] Years of Service.

               [  ] (iii) 100% vesting at age [  ].

[  ] (iv)  Number of Years            Vested
             of Service             Percentage
           ---------------          ----------
     Less than    1                    _____%
                  1                    _____%
                  2                    _____%
                  3                    _____%
                  4                    _____%
                  5                    _____%
                  6                    _____%
                  7                    _____%
                  8                    _____%
                  9                    _____%
                  10 or more           _____%

                    For this purpose, Years of Service of a Participant shall be calculated from the date designated below:

                    [  ] (1)   First Day of Service.

                    [  ] (2)   Effective Date of the Plan Participation.

                    [  ] (3)   Each Crediting Date. Under this option (3), each
                               Employer Credit shall vest based on the Years of
                               Service of a Participant from the Crediting Date
                               on which each Employer Profit Sharing Credit is
                               made to his or her Deferred Compensation Account.
                               Notwithstanding the vesting schedule elected
                               above, all Employer Profit Sharing Credits to the
                               Deferred Compensation Account shall be 100%
                               vested upon the following event(s): _____________
                               _____________________________________________

14. AMENDMENT AND TERMINATION OF PLAN: Notwithstanding any provision in this Adoption Agreement or the Plan to the contrary, Section _____ of the Plan shall be amended to read as provided in attached Exhibit ____.

17.9 CONSTRUCTION: The provisions of the Plan and Trust (if any) shall be construed and enforced according to the laws of the State of Tennessee, except to the extent that such laws are superseded by ERISA.

            IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above stated.

                                             KIRKLAND'S INC.
                                             Name of Employer

                                             By: /s/ Lowell Pugh
                                                 -----------------------------
                                                 Authorized Person

NOTE: EXECUTION OF THIS ADOPTION AGREEMENT CREATES A LEGAL LIABILITY OF THE EMPLOYER WITH SIGNIFICANT TAX CONSEQUENCES TO THE EMPLOYER AND PARTICIPANTS. THE EMPLOYER SHOULD OBTAIN LEGAL AND TAX ADVICE FROM ITS PROFESSIONAL ADVISORS BEFORE ADOPTING THE PLAN. THE PROVIDER DISCLAIMS ALL LIABILITY FOR THE LEGAL AND TAX CONSEQUENCES WHICH RESULT FROM THE ELECTIONS MADE BY THE EMPLOYER IN THIS ADOPTION AGREEMENT.

          The Plan is adopted by the following Participating Employers:

                                             KIRKLAND'S STORES, INC.
                                             Name of Employer

                                             By: /s/ Lowell Pugh
                                                 -----------------------------
                                                 Authorized Person